UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 24, 2008
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
(Address of principal executive offices, zip code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 24, 2008, Centra Bank, Inc. (the “Bank”), a wholly owned subsidiary of Centra Financial Holdings, Inc. (the “Registrant”), entered into Supplemental Executive Retirement Plan Agreements with Kevin D. Lemley, Tim P. Saab, Karla Strosnider, E. Richard Hilleary, John T. Fahey, and Henry M. Kayes, Jr. (the Officers) of the Bank (the “SERP Agreements”). The purpose of these SERP Agreements is to further the growth and development of the Bank by providing the Officers with supplemental retirement income, and thereby encouraging their productive efforts on behalf of the Bank and the Bank’s shareholders and to align the interests of the Officers and those shareholders. Each SERP Agreement provides for distributions during the Officer’s lifetime, including payments in connection with normal retirement, involuntary termination, or voluntary termination. Additionally, the SERP Agreement provides for distributions upon the Officer’s death.
     If an Officer retires at age 65 (referred to in the SERP Agreement as a normal retirement date), he or she is entitled to receive $60,000 a year for 10 years provided that the payments of this plan aggregated with qualifying benefits paid to the Officer do not exceed 65% of his final average three-year salary plus cash bonus. The Bank will pay the annual benefit to the Officer in 12 equal monthly installments beginning on the first day of the month following his or her normal retirement date for a period of 10 years. These payments are subject to certain vesting and discounted present value provisions.
     Except for Mr. Hilleary, for purposes of distributions during the Officer’s lifetime, these distributions shall vest in the normal retirement benefit at the rate of 33% per year beginning two years after the effective date of the particular agreement. After completing 60 months of continuous service from the effective date of the SERP Agreement, these Officers will be 100% vested in the normal retirement benefit. Mr. Hilleary’s agreement provides that the vesting shall occur at the rate of 33% per year beginning one year after the effective date of his agreement, with 100% vesting after 48 months of continuous service. If payments under the SERP Agreement begin prior to the Officer’s normal retirement age (age 65), the Bank will discount the benefit payments by the number of years prior to such normal retirement age that the Officer begins receiving benefit payments.
     If the Officer should die subsequent to voluntary or involuntary termination or termination for just cause, the Bank will pay to their beneficiary the amounts as if they were involuntarily terminated. If the Officer should die after their normal retirement age and earns the normal retirement benefit, the Bank will continue to pay to their beneficiary that benefit reduced by the number of payments he already received prior to death.
Item 9.01. Exhibits

Exhibit 10.38	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and John T. Fahey

Exhibit 10.39	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and Kevin D. Lemley

Exhibit 10.40	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and Timothy P. Saab

Exhibit 10.41	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and Karla Strosnider

Exhibit 10.42	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and E. Richard Hilleary

Exhibit 10.43	Centra Bank Supplemental Executive Retirement Agreement effective December 24, 2008, by and between Centra Bank, Inc. and Henry M. Kayes

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 24, 2008	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
Douglas J. Leech, President and
Chief Executive Officer

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